Exhibit 10.2

SECOND AMENDMENT TO AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT, dated as of December 10, 2012 (this “Amendment”), by and among Reit Management & Research LLC, a Delaware limited liability company (“Managing Agent”), and Hospitality Properties Trust, a Maryland real estate investment trust (the “Company”), on behalf of itself and those of its subsidiaries as may from time to time own properties subject to the Property Management Agreement (as defined below) (each, an “Owner” and, collectively, “Owners”).

WHEREAS, Managing Agent and Owners are parties to an Amended and Restated Property Management Agreement, dated as of January 13, 2010, as amended by that First Amendment to Amended and Restated Property Management Agreement, dated as of December 16, 2010 (the “Property Management Agreement”); and

WHEREAS, Managing Agent and Owners wish to amend the Property Management Agreement as further provided in this Amendment;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.                                      Section 21(b) of the Property Management Agreement is hereby replaced in its entirety to read as follows:

(b)           There shall be three arbitrators. If there are only two parties to the Dispute (with, for purposes of this Section 21, any and all Owners involved in the Dispute treated as one party), each party shall select one arbitrator within 15 days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within 15 days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten days from the date the AAA provides such list to select one of the three arbitrators proposed by AAA. If such party (or parties) fail to select such arbitrator by such time, the party (or parties) who have appointed the first arbitrator shall then have ten days to select one of the three arbitrators proposed by AAA to be the second arbitrator; and, if he/they should fail to select such arbitrator by such time, the AAA shall select, within 15 days thereafter, one of the three arbitrators it had proposed as the second arbitrator. The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within 15 days of the appointment of the second arbitrator. If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

2.                                      This Amendment shall be effective as of the day and year first above written.  Except as amended hereby, and as so amended, the Property Management Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

3.                                      The provisions of this Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

4.                                      This Amendment may be executed in separate counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Property Management Agreement to be executed by their duly authorized officers, under seal, as of the day and year first above written.

MANAGING AGENT:

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ Adam D. Portnoy
Name: Adam D. Portnoy
Title: President and Chief Executive Officer

OWNERS:

HOSPITALITY PROPERTIES TRUST, on its own behalf and on behalf of its subsidiaries

By:	/s/ John G. Murray
Name: John G. Murray
Title: President and Chief Operating Officer